Sheila A. Penrose Chairman of the Board of Directors Jones Lang LaSalle Incorporated 200 East Randolph Drive Chicago, Illinois 60601 August 23, 2016 Mr. Christian Ulbrich Wilhelm-Leuschner-Strasse 78 60329 Frankfurt am Main Germany Dear Christian: On behalf of our Board of Directors, I am very pleased to confirm, by this Letter Agreement (this Agreement), the terms and conditions of your appointment as the President and Chief Executive Officer of Jones Lang LaSalle Incorporated (the Company), effective October 1, 2016 (the Commencement Date). Your new role replaces in its entirety your previous roles as the President of the Company, which commenced June 1, 2016, and before that as Chief Executive Officer of the Company’s EMEA business segment (EMEA CEO). In your new role, you will (i) be the Chairman of our Global Executive Board (the GEB), our most senior internal management committee, and (ii) you will continue to be designated as one of our International Directors, which constitutes our most senior group of executives. You shall have such duties, responsibilities, power and authority as are provided to the President and Chief Executive Officer under the Company’s By-Laws and as are otherwise typically associated with such position. You will report solely and directly to the Board of Directors of the Company (the Board); all other executives of the Company will, directly or indirectly, report to you. You have separately been elected as a member of the Board, for which you will not be separately compensated and the terms and conditions of which service shall be separately governed by the By-Laws of the Company and applicable laws and regulations but not by this Agreement. The terms and conditions of this Agreement supersede and replace in their entirety all previous letters and agreements between you and the Company or any of its subsidiaries, including without limitation Jones Lang LaSalle GmbH, except with respect to the terms of any previous restricted stock unit grants that have not yet vested or of any compensation that has not yet been paid to you.

During your employment, you shall devote your full time business efforts and energies to the business and affairs of the Company and to the furtherance of its interests as directed by the Board. Notwithstanding the foregoing, you may devote reasonable time to other activities involving professional, charitable, community, educational, religious and similar types of organizations, speaking engagements, and similar types of activities, to the extent that such other activities do not, in the reasonable judgment of the Board, inhibit or prohibit the performance of your duties under this Agreement, or conflict in any material way with the business of the Company or any subsidiary. In particular, you may continue to serve as a member of the board of directors of Vonovia SE. You will remain based in Frankfurt, Germany (your Home Location). Since your office as President and Chief Executive Officer of the Company and the Chairman of the GEB is presently intended to be your only office held within the Company and its subsidiaries, we will work together to end your appointment as an officer for all other local corporations within the Company group. Annual Base Salary Effective on the Commencement Date, your annualized gross base salary will be €675,000 (Six Hundred Seventy Five Thousand Euros), paid consistent with our standard payroll schedule in Germany and subject to applicable tax and other deductions in Germany or otherwise. Your base salary shall be subject to annual review by the Compensation Committee of the Board (the Compensation Committee) in accordance with the policies in effect for members of the GEB generally. Annual Incentive Bonus You will be a participant in the GEB Annual Incentive Plan, according to its terms. Your 2016 gross target bonus is US $5,200,000 (Five Million Two Hundred Thousand U.S. Dollars). For 2016, this award will be prorated based on the time you spend in your new role, starting on the Commencement Date. Your actual bonus for your new role will be based on the following: (1) performance against specific individual objectives ("IPMP"), as assessed by the Compensation Committee, and (2) JLL firm-wide performance. A consideration of these factors and others may lead to you receiving more than, less than or none, of the target bonus amount. The Annual Incentive Plan is denominated in USD but will be paid in Euros using the spot rate on the day of the February Compensation Committee meeting, which typically occurs the fourth week in February. Bonuses are discretionary and considered annually. If you voluntarily terminate your employment with the Company for any reason effective before the date we pay bonuses in a given year, we will not pay you any bonus, pro rata or otherwise, for the previous year. The Company reserves the right to alter the plan from time to time in its discretion, which may include target bonus changes.

Long Term Incentives You will also be a participant in the GEB Long-Term Incentive Plan (GEB LTIP) according to its terms. Your 2016 target gross GEB LTIP award is $2,500,000 (Two Million Five Hundred Thousand U.S. Dollars). For 2016, your award will be pro-rated based on the actual time you spend in your new role starting on the Commencement Date. Awards under this Plan will typically be made in shares of restricted stock of JLL. Your actual GEB LTIP award will be based on JLL’s overall performance and the collective performance of the Global Executive Board versus its 2020 objectives. A consideration of these factors and others may lead to you receiving more than, less than or none of the target GEB LTIP amount. JLL reserves the right to alter the GEB Long-Term Incentive Plan from time to time in its discretion, which may include changes to targets. Grant of Restricted Stock Units In recognition of your new role, you will be given a one-time grant of 8,696 (Eight Thousand Six Hundred Ninety Six) Restricted Stock Units (RSUs) of the Company. The RSUs will vest on June 15, 2019. Compensation for Your Role as President This Agreement also memorializes the compensation that the Company is paying you in your role as President from June 1, 2016 through September 30, 2016 (the President Role Period). Such compensation has been approved by the Compensation Committee. Your compensation for the President Role Period is as follows, made on the same terms and conditions as set forth above: • An annualized gross base salary of €450,000 (Four Hundred Fifty Thousand Euros). • An annualized target bonus under the GEB Annual Incentive Plan of US$4,300,000 (Four Million Three Hundred Thousand U.S. Dollars), to be prorated based on the time of the President Role Period, with your annual incentive bonus for the first five months of 2016 being determined based on your participation in the GEB Annual Incentive Plan as the EMEA CEO. • An annualized target award under the GEB LTIP of US$2,000,000 (Two Million U.S. Dollars), to be pro-rated based on the time of President Role Period, with your annual GEB LTIP award for the first five months of 2016 being determined based on your participation in the GEB Long-Term Incentive Plan as the EMEA CEO. Taxes and Tax Preparation Working in a global role that requires extensive travel brings many changes and complications in personal taxation. The Company’s objective is to keep your employment tax liability no higher than it would have been in your Home Location.

The Company will implement a tax protection approach to meet this objective and to facilitate compliance with all tax laws and filing requirements. In order to protect you against higher tax costs, the Company will withhold actual taxes to cover the withholding taxes due in the required taxing jurisdictions, which will be capped at the tax withholding in the Home Location. For avoidance of doubt, the Company will take into consideration the tax withholding of German individual income taxes based upon your tax filing status in Germany, including surcharges and municipal tax (if any), only; which would exclude any Church tax you or your family may pay in Germany. You will be responsible for your own worldwide tax liability. Once all the tax returns relating to a calendar year have been completed, a reconciliation will be prepared to determine if on a global basis more taxes have been paid in respect of employment income than if you had only worked in your Home Location. If it is determined that a higher tax has been paid, the difference will be reimbursed to you, and you will be made whole on an after-tax basis. The tax protection approach is elective and will be extended to all years of your role. It is the intent of the approach that you will pay no more tax on employment income under tax protection as if you had not left your Home Location. A condition of this approach is that you will be expected to assist in, and agree to enable, all reasonable tax planning strategies as are recommended by your tax services provider in order to minimize the Company’s burden under this policy. The Company will provide you with tax preparation assistance through a tax services provider that you and we agree on, and pay their fees (including potential income tax that may become due on such payment of fees) in order that you may have appropriate tax reporting and filing in the required countries, including your Home Location, with respect to your role in each country and any trailing liabilities you may have from prior roles within the Company. The tax service provider will calculate any taxes due on your employment remuneration package, i.e. tax on salary, bonus, relevant allowances and benefits. Employee Benefit Plans Your benefits will be the same as those provided to International Directors in the Company’s Germany business. The Company shall pay the employer's contribution to social security including for health insurance and all other applicable social insurance programs. You shall be included into an existing group accident insurance plan and shall be insured for the amount of €1 million in the case of accidental death and double this amount in the case of a permanent disability of at least 90%. In addition, the Company shall conclude a term life insurance policy in the amount of €2 million, for which your surviving dependents shall be the beneficiaries. The Company will continue to pay a retirement benefit contribution of 15% of annual base salary from age 50. This contribution is subject to a salary cap of €150,000. In addition we will pay on your behalf an annual contribution of €3,068 to your company pension scheme (Direkt Versicherung). Car Allowance You will be entitled to a company car that you may select subject to a maximum monthly lease cost of €2,000 plus VAT. In addition you will receive €1 ,572 per month to cover the taxes on your car lease. Holiday Allowance In addition to German Public Holidays, you will be entitled to 30 days paid vacation per calendar year. Notice Period Notice to terminate, if exercised, by the Company will be 4 weeks. Notice to terminate, by you, would also be 4 weeks. In case the notice period of either party is extended by law, the longer statutory notice period shall not also apply to the notice period of the other party. Termination / Severance You will be entitled to severance benefits as a member of the GEB under our Severance Plan (as in effect for our United States employees from time to time and for members of the GEB regardless of their country of domicile), provided that no amendment may reduce any benefit for which you would be eligible under the Severance Plan as in effect on the date of this Agreement. If applicable, you will have the right to receive benefits under the Severance Plan after giving effect to the four week notice period provided for above. A copy of the current Plan has been provided to you. Non-Solicitation You agree that during your employment by the Company and for a period of twelve (12) months after your employment by the Company terminates for any reason, you will not, either directly or indirectly either on your own account or on behalf of or with any other person, firm, or business entity, (a) solicit or induce other employees to leave the employ of the Company; or (b) solicit or induce any clients that have transactions or assignments pending with the Company to discontinue or reduce their transactions or assignments that are pending with the Company at the time your employment terminates. You also acknowledge that the restrictions in this paragraph are fair and reasonable and are reasonably required for the protection of the Company. Confidentiality During your employment by the Company, you may acquire or receive non-public information concerning the Company, its subsidiaries, its clients and/or employees, including, without limitation, information on the Company's clients and pricing, compensation structure and performance evaluations of the Company's employees. You agree that this information is disclosed to you in strict confidence and that you will keep all such information secret and confidential indefinitely and will not disclose such information, directly or indirectly to any other person, firm or business entity or to use it in any way. You further agree that to the extent you are provided with confidential information regarding copyrighted materials of the Company, including, without limitation, source code and documentation, reference manuals, client proposals, data collection manuals and other proprietary information of the Company, you will not use this information in any manner and further agree to make no attempt, or provide information to others that would allow them to attempt, to access the Company's computer system or those computer systems of the Company's clients. Public Disclosures You understand that the Company will file this letter publicly with the United States Securities and Exchange Commission (SEC) as part of its required disclosures as a public company. This letter may also be disclosed as otherwise required by applicable laws or regulations. You also agree that the Company may make such additional disclosures about you and your compensation from time to time as and to the extent required by applicable laws and regulations and that you will provide the Company with all necessary information upon request. Your position as an executive officer will also require us to publicly file reports about your interests in Jones Lang LaSalle common stock with the SEC. Expense Reimbursement You will be authorized to incur reasonable expenses for entertainment, traveling, meals, lodging, and similar items in promoting the Company’s business and for business communication costs, such as cellular phone service, internet service, and a wireless e-mail device and service. The Company will reimburse you for all reasonable expenses so incurred provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company. The Company has separately provided you with the Corporate Travel and Expense Policy for The Board of Directors and Global Corporate Officers, effective October 1, 2016. The terms of such Policy as they relate to you may not be changed without your prior written consent. Directors and Officers Insurance and By-Law Indemnification You will be entitled to coverage under the commercial insurance policies that the Company maintains with respect to liability for the actions of our Directors and Officers acting in such capacities. In addition, you will be entitled to the indemnification provided under the Company’s By-Laws in effect on the date of this letter, a copy of which has been provided to you. During your employment and following any termination of employment, such coverage and indemnification will be at least as favorable to you as that provided to any other new or continuing Company executives.

Intellectual Property You agree to assign to the Company your entire right, title and interest in any invention or idea, patentable or not, that you create or conceive of (i) during your employment by the Company and for six (6) months thereafter and (ii) which relates in any manner to our actual or anticipated business, research or development, or is suggested by or results from any task we assigned to you or any work you performed or on behalf of the Company. You agree that you will promptly disclose to the Company’s Legal Services group any invention or idea contemplated above, and upon request, you will execute a specific assignment of title to the Company, and do anything else reasonably necessary to enable the Company at its expense to secure a patent therefore in the United States and in foreign countries. Code of Business Ethics The Company strongly believes that compliance by its employees with all applicable laws and ethical business practices is critical to the Company’s success. Accordingly, you will be agree to remain familiar with the Company’s Code of Business Ethics and to certify annually that you will at all times act in accordance with its provisions. Continuing compliance with the Code will be a condition to continued employment. By signing this offer letter, you also agree to remain familiar and comply with the Company’s personnel policies. Claims Under this Agreement All claims based on this letter and the terms and conditions of employment entered into between the Company and you are to be made against the Company subject to the laws of Germany. However, you are aware that each of the GEB Annual Incentive Plan, the GEB Long-Term Incentive Plan, and the Severance Plan is governed by U.S. laws as provided in each such Plan. We greatly look forward to continuing our highly successful relationship with you as outlined in this letter and are confident that in your new role you will add significant value to our organization as you have done previously. [signature page follows]

Please acknowledge your understanding and acceptance of the above by signing and returning a copy of this letter to my attention. Yours sincerely, Jones Lang LaSalle Incorporated By: /s/ Sheila A. Penrose Sheila A. Penrose Chairman of the Board of Directors Jones Lang LaSalle Incorporated /s/ Patricia Maxson Patricia Maxson Global Chief Human Resources Officer Jones Lang LaSalle Incorporated Accepted by: /s/ Christian Ulbrich Christian Ulbrich